                                                        Exhibit 10.41


                               INVESTMENT AGREEMENT

                                DATED JULY 26, 1996


     The parties to this agreement are Across Data Systems, Inc., a Delaware corporation (the "Company"), Liraz Systems Ltd., an Israeli company that owns shares in the Company ("Liraz"), and Candle Corporation, a California corporation (the "Purchaser").


     The Company, the Purchaser and Level 8 Systems, Inc., a Delaware corporation ("Level 8"), have entered into a letter of intent dated July 25, 1996 (the "LOI") regarding the transfer of the Shares (as defined in section 1) and certain software licensing, agency and technology agreements among the parties to the LOI.

     The purpose of this agreement is to implement the sale of the Shares on the terms set forth below. To the extent any provision of this agreement conflicts with any provision of the LOI, the provision of this agreement shall prevail over such provision of the LOI.

     The parties agree as follows:

     1. SALE AND PURCHASE. Simultaneously with the execution of this agreement, (a) the Company is issuing and selling to the Purchaser, and the Purchaser is purchasing from the Company, free and clear of all claims, liens, charges, security interests and other encumbrances of any nature ("Liens"), 246,800 shares of the Company's common stock, $.01 par value per share (the shares being sold, the "Shares"), and (b) in consideration for the issuance and sale of the Shares to the Purchaser, the Purchaser is paying the Company, by wire transfer of immediately available funds, $2,714,800.


     2.  REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

     2.1.1 EXISTENCE AND POWER. The Purchaser is validly existing and in good standing under the law of its state of incorporation and has the full power and authority to enter into and perform this agreement and the LOI (collectively, the "Transaction Documents").

     2.1.2 AUTHORIZATION. The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary action, and each of the Transaction Documents constitutes the valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     2.1.3 CONSENTS OF THIRD PARTIES. The execution, delivery and performance by the Purchaser of each of the Transaction Documents will not: (a) violate or conflict with its certificate of incorporation or by-laws; (b) conflict with, or result in the breach, termination or acceleration of, or constitute a default under, any lease, mortgage, license, agreement, commitment or other instrument to which it is a party or by which it or any of its properties are bound; or (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to it or any of its properties or require any governmental consent, registration or approval.

     2.1.4 LITIGATION. There is no judicial or administrative action or proceeding pending or, to the best of the knowledge of the Purchaser, threatened, nor, to the best of the knowledge of the Purchaser, is there any governmental investigation pending or threatened, that questions the validity of either of the Transaction Documents or any action taken or to be taken by it in connection with either of the Transaction Documents. There is no litigation or proceeding pending or, to the best of the knowledge of the Purchaser, threatened, nor, to the best of the knowledge of the Purchaser, is there any governmental investigation pending or threatened, nor is there any order, injunction or decree outstanding, against the Purchaser that would have a material adverse effect upon the

Purchaser's ability to perform its obligations under either of the Transaction Documents.

     2.1.5 SEC MATTERS. The Purchaser is an accredited investor (within the meaning of the rules and regulations under the Securities Act of 1933 (the "1933 Act")) and is acquiring the Shares for investment and not with a view to distribution in violation of the 1933 Act. The Purchaser has received and reviewed copies of the Company's Registration Statement on Form S-1 (Registration No. 33-92230), the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 and the Company's proxy statement for its annual meeting of shareholders on May 2, 1996 (collectively, the "SEC Documents"), and the Purchaser understands the Company may effect one or more of the transactions referred to in the confidential disclosure letter from the Company to the Purchaser dated this date. The Purchaser is experienced in the software business, and has had an adequate opportunity to ask all questions of the Company and its representatives as it has deemed appropriate in connection with the acquisition of the Shares.

     2.1.6 BROKERS. The Purchaser has not entered into any agreement, arrangement or understanding with any broker or finder in connection with the transactions contemplated by the Transaction Documents.

     2.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

     2.2.1 EXISTENCE AND POWER. Each of the Company and its subsidiaries is validly existing and in good standing under the law of its state of incorporation and has the full power and authority to enter into and perform each of the Transaction Documents to which it is a party.

     2.2.2 AUTHORIZATION. The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary action, and each of the Transaction Documents constitutes the valid and binding obligation of the Company and/or its subsidiary enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     2.2.3 CONSENTS OF THIRD PARTIES. The execution, delivery and performance by the Company and/or its subsidiary of each of the Transaction Documents to which it is a party will not: (a) violate or conflict with its certificate of incorporation or by-laws; (b) conflict with, or result in the breach, termination or acceleration of, or constitute a default under, any lease, mortgage, license, agreement, commitment or other instrument to which it is a party or by which it or any of its properties are bound; (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to it or any of its properties or require any governmental consent, registration or approval; or
(d) result in the creation of any Lien upon its properties or assets.


     2.2.4 LITIGATION. There is no judicial or administrative action or proceeding pending or, to the best of the knowledge of the Company, threatened, nor, to the best of the knowledge of the Company, is there any governmental investigation pending or threatened, that questions the validity of any of the Transaction Documents or any action taken or to be taken by the Company or any of its subsidiaries in connection with either of the Transaction Documents. There is no litigation or proceeding pending or, to the best of the knowledge of the Company, threatened, nor, to the best of the knowledge of the Company, is there any governmental investigation pending or threatened, nor is there any order, injunction or decree outstanding, against the Company or any of its subsidiaries that would have a material adverse effect upon its ability to perform its obligations under either of the Transaction Documents.

     2.2.5 CAPITALIZATION. The SEC Documents accurately reflect, as of the respective dates as of which they speak, the information contained therein respecting the authorized capital stock of the Company, the number of issued and outstanding shares of common stock of the Company and the number of shares of common stock of the Company reserved for issuance under outstanding securities, benefit arrangements and plans and other agreements and instruments. Since March 31, 1996, the Company has not issued any securities (other than pursuant to the Company's stock option plan) or entered into any agreement to issue any securities. The Company owns all the issued and outstanding shares of capital stock of each of its subsidiaries. All the issued and outstanding shares of capital stock of the Company and each of its subsidiaries were duly authorized for issuance and are validly issued, fully paid and nonassessable.

     2.2.6 SEC MATTERS. Assuming the accuracy of the representations and warranties in section 2.1.5, neither the Company nor any person acting on its behalf has taken any action that would require the offering, issuance or sale of the Shares to be registered under the 1933 Act. The SEC Documents taken as a whole did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading as of the respective dates of the SEC Documents. The Company has filed with the Securities and Exchange Commission (the "SEC") all documents required to have been filed by it pursuant to section 13(a) of the Securities Exchange Act of 1934.

     2.2.7 BROKERS. Neither the Company nor any of its subsidiaries has entered into any agreement, arrangement or understanding with any broker or finder in connection with the transactions contemplated by the Transaction Documents.

     3.  REGISTRATION RIGHTS

     3.1 DEMAND REGISTRATION. Any time after March 1, 1999 and before February 29, 2000, upon receipt of a notice (a "Demand Request") from the Purchaser demanding the Company effect the registration under the 1933 Act of any or all of the Shares then held by the Purchaser, the Company shall as promptly as practicable file a registration statement and effect the registration under the 1933 Act of the Shares specified in the Demand Request. The Company shall be obligated to effect only one such registration; however, notwithstanding anything to the contrary in this agreement, if, for any reason (other than the fault of the Purchaser), such registration fails to become effective and to provide for the distribution of all the Shares specified in the Demand Request or the effectiveness is not maintained for at least 90 days, the Purchaser shall thereafter continue to be entitled to a registration in accordance with this section 3.1. Notwithstanding anything to the contrary in this section 3.1, the Company's obligations under this section 3.1 shall terminate after the Company shall have complied with a Piggyback Request pursuant to section 3.2.

     3.2 PIGGYBACK REGISTRATION. If the Company determines to register under the 1933 Act for sale to the public any of the Company's securities on a form that also permits the registration under the 1933 Act for sale to the public of any of the Shares then held by the Purchaser, the Company shall within 10 days thereafter give the Purchaser notice of its intent to effect a registration, and, subject to this section
3, shall include in the registration all the Shares then held by the Purchaser with respect to which the Company shall have received a notice (a "Piggyback Request") specifying the number of Shares to be included within 30 days after the Company shall have given the Purchaser the notice pursuant to this section 3.2.

     3.3 OBLIGATION OF PURCHASER. Any Demand Request or Piggyback Request (a "Request") shall express the present intent to offer for sale to the public the number of Shares to be included in the registration statement and contain an undertaking to provide such information and materials and take such action as may be required to permit the Company to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of the registration statement.

     3.4 OBLIGATIONS OF THE COMPANY. With respect to any registration statement referred to in section 3.1 or 3.2, the Company shall:

          (a) promptly notify the Purchaser (i) when the registration statement becomes effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or any prospectus relating to the registration statement or for additional information;

          (b) use reasonable efforts to qualify, not later than the effective date of the registration statement, the Shares under such "blue sky" or other state securities laws as the Purchaser may reasonably request (it being understood, however, that the obligation under this section 3.4(b) shall not obligate the Company to qualify as a foreign corporation or a dealer in securities or to execute or file any general consent to service of process under the law of any such jurisdiction where it is not otherwise subject);

          (c) furnish the Purchaser such number of copies of the registration statement, each amendment to the registration statement, the prospectus included in each such registration statement and each amendment to each registration statement, each amendment or supplement to any prospectus and such other documents as the Purchaser may reasonably request to facilitate the disposition of the Shares;

          (d) if at any time the SEC institutes or threatens to institute any proceeding for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, promptly notify the Purchaser and use reasonable efforts to prevent the issuance of any such stop order or to obtain its withdrawal as soon as possible; and

          (e) insofar as the methods of distribution proposed to be used are not reflected in the last prospectus filed by the Company as part of the registration statement or pursuant to Rule 424 under the 1933 Act, the Purchaser shall promptly provide the Company with a description of the method or methods of distribution of the Shares from time to time contemplated by the Purchaser, and the Company shall file any and all amendments and supplements necessary to include the description in the registration statement.

     3.5 EXPENSES OF REGISTRATION. All expenses (excluding underwriting and brokerage commissions attributable to the Shares to be sold) incurred in connection with all registrations under this agreement and the "blue sky" qualifications referred to in section 3.4(b), including, without limitation, all registration and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company. Notwithstanding the foregoing, however, in any registration under this section 3, the Company shall not be obligated to bear the fees or expenses of counsel for the Purchaser.

     3.6 UNDERWRITING REQUIREMENTS. The Company shall not be required to include any Shares in any registration statement covering an underwritten offering, unless the Purchaser accepts the terms of the underwriting and then only in such quantity as will not, in the written opinion of the managing underwriter(s), exceed the maximum number of Shares that can be marketed without materially and adversely affecting the offering, if any, by the Company.

     3.7 HOLDBACK. At the request of the Company, the Purchaser shall agree with the underwriters in any underwritten public offering of equity securities of the Company not to sell or otherwise dispose of any Shares for up to 180 days after the effective date of any registration statement covering any such public offering.

     3.8  TERMINATION OF OBLIGATIONS.  The Company's obligations under this section 3 shall terminate on the earlier of the fifth anniversary of the date of this agreement and the date on which the Purchaser owns a number of Shares less than 2% of the then outstanding shares of the Company's common stock.

     4.  SURVIVAL; INDEMNIFICATION

     4.1 SURVIVAL. All representations, warranties and agreements of each party shall survive the execution and delivery of this agreement, notwithstanding any investigation at any time made by or on behalf of the other party, and shall not be considered waived by consummation of the transactions contemplated by this agreement, notwithstanding any alleged knowledge of any breach.

     4.2 INDEMNIFICATION. Each party shall indemnify and hold the other party harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees) resulting from any breach of warranty or agreement or any misrepresentation by the indemnifying party under this agreement.

     5. ELECTION OF DIRECTOR. From time to time before the later of the third anniversary of this agreement and the date on which, in the good faith judgment of the Company's board of directors, the Purchaser and the Company cease to have substantial, ongoing commercial relationships (it being understood that the renewal or extension of any of the agreements referred to in the recitals of the LOI (other than the agreement for MQ Secure) would be deemed to constitute substantial, ongoing commercial relationships), the Purchaser may designate (by written notice given to the Company and Liraz) a single individual to be a member of the Company's board of directors. The Company and Liraz shall, subject to the authority of the Company's board of directors, cooperate and use all reasonable efforts (including, without limitation, in the case of Liraz, to vote its shares in the Company) to cause that designee (or his or her successor) to be elected to the board of directors as promptly as practicable. Any director so designated may be removed from the board of directors with or without cause at any time after the second anniversary of this agreement.

     6.  MISCELLANEOUS

     6.1 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the law of the state of New

York applicable to agreements made and to be performed wholly in New York.

     6.2 NOTICES. All notices and other communications under this agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this section 6.2):

     if to the Company or Liraz, to it, c/o the Company, at:

     382 Main Street
     Salem, New Hampshire 03079
     Attention:  President
     Fax:  (603) 898-7554

     with a copy to:

     Proskauer Rose Goetz & Mendelsohn LLP
     1585 Broadway
     New York, New York 10036
     Attention:  Edward W. Kerson, Esq.
     Fax:  (212) 969-2900

     if to the Purchaser, to it at:

     2425 Olympic Boulevard
     Santa Monica, California 90404
     Attention:  General Counsel
     Fax:  (310) 582-4056


All such notices and communications shall be deemed received upon (a) actual receipt by the addressee, (b) actual delivery to the appropriate address or
(c) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     6.3 FURTHER ASSURANCES. Each party shall, from time to time, take such action and execute and deliver such documents as the other may reasonably request to carry out the transactions contemplated by this agreement.

     6.4 FEES AND EXPENSES. Each party shall be solely responsible for its own fees and expenses in connection with the transactions contemplated by this agreement.

     6.5 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be considered an original, but of which together shall constitute the same instrument.

     6.6 SEPARABILITY. If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect, and, if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     6.7 PUBLICITY. Each party shall consult with and obtain the consent of the other party before issuing any press release or making any other public disclosure using the other party's name or otherwise making reference to the other party, unless the release or disclosure is required to discharge the party's legal obligations (in which case the party issuing the release or seeking the disclosure shall consult with the other party before issuing the release or making the disclosure).

     6.8 ATTORNEYS' FEES. In the event of any dispute between or among the parties to the Transaction Documents, the prevailing party shall be entitled to attorneys' fees and costs awarded in a final and non-appealable order by a court having jurisdiction.

     6.9 ENTIRE AGREEMENT. The Transaction Documents contain a complete statement of all the arrangements among the parties with respect to their subject matter, supersede all existing agreements among them with respect to that subject matter, may not be changed or terminated orally and any amendment or modification must be in writing and signed by the party to be charged.


                                  ACROSS DATA SYSTEMS, INC.


                                  By: ------------------------


                                  LIRAZ SYSTEMS LTD.


                                  By: -------------------------


                                  CANDLE CORPORATION


                                  By: --------------------------

                                  INVESTMENT AGREEMENT


                                  ---------------------


                                      July 26, 1996


                                  ----------------------

                                  TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

1.  Sale and Purchase. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.  Representations and Warranties . . . . . . . . . . . . . . . . . . . .  2
    2.1  Representations and Warranties of the Purchaser . . . . . . . . .  2
         2.1.1  Existence and Power . . . . . . . . . . . . . . . . . . . . 2
         2.1.2  Authorization . . . . . . . . . . . . . . . . . . . . . . . 2
         2.1.3  Consents of Third Parties . . . . . . . . . . . . . . . . . 3
         2.1.4  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.1.5  SEC Matters . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.1.6  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    2.2  Representations and Warranties of the Company . . . . . . . . . . .5
         2.2.1  Existence and Power . . . . . . . . . . . . . . . . . . . . 5
         2.2.2  Authorization . . . . . . . . . . . . . . . . . . . . . . . 5
         2.2.3  Consents of Third Parties . . . . . . . . . . . . . . . . . 5
         2.2.4  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.2.5  Capitalization. . . . . . . . . . . . . . . . . . . . . . . 6
         2.2.6  SEC Matters . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.2.7  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . 7

3.  Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . .  8
    3.1  Demand Registration . . . . . . . . . . . . . . . . . . . . . . .  8
    3.2  Piggyback Registration. . . . . . . . . . . . . . . . . . . . . .  8
    3.3  Obligation of Purchaser . . . . . . . . . . . . . . . . . . . . .  9
    3.4  Obligations of the Company. . . . . . . . . . . . . . . . . . . .  9
    3.5  Expenses of Registration. . . . . . . . . . . . . . . . . . . . . 11
    3.6  Underwriting Requirements . . . . . . . . . . . . . . . . . . . . 11
    3.7  Holdback. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    3.8  Termination of Obligations. . . . . . . . . . . . . . . . . . . . 12

4.  Survival; Indemnification. . . . . . . . . . . . . . . . . . . . . . . 12

5.  Election of Director . . . . . . . . . . . . . . . . . . . . . . . . . 13

6.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    6.1  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    6.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    6.3  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . 15
    6.4  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . 15
    6.5  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    6.6  Separability. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    6.7  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    6.8  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . 16
    6.9  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 16



                                 (i)